                                                                      EXHIBIT 4

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                        OMEGA HEALTHCARE INVESTORS, INC.

                                     Issuer

                                       to

                                    NBD BANK

                                     Trustee


                            -------------------------


                          Supplemental Indenture No. 1

                            Dated as of June 1, 1998


                            -------------------------



                                  $125,000,000
                                       of
                              6.95% Notes due 2002






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



                                TABLE OF CONTENTS


ARTICLE ONE RELATION TO INDENTURE; DEFINITIONS...................................................................4
         SECTION 1.1. Relation to Indenture......................................................................4
         SECTION 1.2  Definitions................................................................................4

ARTICLE TWO THE SERIES OF NOTES..................................................................................7
         SECTION 2.1.  Title of the Securities...................................................................7
         SECTION 2.2.  Limitation on Aggregate Principal Amount..................................................7
         SECTION 2.3.  Interest and Interest Rates; Maturity Date of Notes.......................................7
         SECTION 2.4.  Limitations on Incurrence of Debt.........................................................8
         SECTION 2.5.  Redemption................................................................................9
         SECTION 2.6.  Places of Payment.........................................................................9
         SECTION 2.7.  Method of Payment.........................................................................9
         SECTION 2.8.  Currency..................................................................................9
         SECTION 2.9.  Registered Securities; Global Form.......................................................10
         SECTION 2.10. Form of Notes............................................................................10
         SECTION 2.11. Registrar and Paying Agent...............................................................10
         SECTION 2.12. Events of Default........................................................................10
         SECTION 2.13. Acceleration of Maturity; Rescission and Annulment.......................................11
         SECTION 2.14. Provision of Financial Information.......................................................11
         SECTION 2.15. Additional Covenant; Waiver of Certain Covenants.........................................12
         SECTION 2.16. Defeasance and Covenant Defeasance.......................................................12

ARTICLE THREE MISCELLANEOUS PROVISIONS...........................................................................13
         SECTION 3.1.  Ratification of Indenture.................................................................13
         SECTION 3.2.  Governing Law.............................................................................13
         SECTION 3.3.  Counterparts..............................................................................13


             SUPPLEMENTAL INDENTURE NO. 1, dated as of June 1, 1998 (the "Supplemental Indenture"), between OMEGA HEALTHCARE INVESTORS, INC., a corporation duly organized and existing under the laws of the State of Maryland (herein called the "Company"), and NBD BANK, a Michigan banking corporation duly organized and existing under the laws of the State of Michigan, as Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

             The Company has heretofore delivered to the Trustee an Indenture dated as of August 27, 1997 (the "Indenture"), a form of which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, as an exhibit to the Company's Registration Statement on Form S-3 (Registration No. 333-34763), providing for the issuance from time to time of Debt Securities of the Company (the "Securities").

             Section 301 of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture.

             Section 901(3) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections 201 and 301 of the Indenture, including any subordination provisions.

             The Board of Directors of the Company has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture.

             All the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

             NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

      For and in consideration of the premises and the purchase of the Securities provided for herein by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE ONE

                       RELATION TO INDENTURE; DEFINITIONS


         SECTION 1.1.  Relation to Indenture.

         This Supplemental Indenture constitutes an integral part of the Indenture.

         SECTION 1.2  Definitions.

         For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

                  (1) Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Indenture; and

                  (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture.

                  "Acquired Debt" means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

                  "Adjusted Total Assets" means the sum of (without duplication)
(i) the Total Assets of the Company and its Subsidiaries as of the end of the most recent calendar quarter covered in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

                  "Annual Service Charge" as of any date means the maximum amount which is expensed in any 12-month period for interest on Debt of the Company and its Subsidiaries.

                  "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York or in the City of Detroit, Michigan are authorized or required by law, regulation or executive order to close.

                  "Capital Stock" means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any thereof.

                  "Commission" means the Securities and Exchange Commission.

                  "Consolidated Income Available for Debt Service" for any period means Earnings from Operations of the Company and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (i) interest on Debt of the Company and its Subsidiaries, (ii) provision for taxes of the Company and its Subsidiaries based on income, (iii) amortization of debt discount and deferred financing costs,
(iv) provisions for gains and losses on properties and property depreciation and amortization, (v) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period, and (vi) amortization of deferred charges.

                "Debt" of the Company or any Subsidiary means, without duplication, any indebtedness of the Company or any Subsidiary, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness for borrowed money of a Person other than the Company or a Subsidiary which is secured by any Encumbrance existing on property owned by the Company or any Subsidiary, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other indebtedness of the Company or any Subsidiary otherwise reflected as Debt hereunder) or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, (iv) the principal amount of all obligations of the Company or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock, or (v) any lease of property by the Company or any Subsidiary as lessee which is reflected on the Company's consolidated balance sheet as a capitalized lease in accordance with GAAP, to the extent, in the case of items of indebtedness under (i) through
(iii) above, that any such items (other than letters of credit) would appear as a liability on the Company's consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purpose of collection in the ordinary course of business), Debt of another Person (other than the Company or any Subsidiary) (it being understood that Debt shall be deemed to be incurred by the Company or any Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for common stock or shares), (ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for common stock or shares), in each case on or prior to the Stated Maturity of the Notes.

                  "Earnings from Operations" for any period means net earnings excluding gains and losses on sales of investments, as reflected in the financial statements of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                  "Encumbrance" means any mortgage, lien, charge, pledge or security interest of any kind.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the Commission.

                  "GAAP" means generally accepted accounting principles as used in the United States applied on a consistent basis as in effect from time to time; provided that solely for purposes of any calculation required by the financial covenants contained herein, "GAAP" shall mean generally accepted accounting principles as used in the United States on the date hereof, applied on a consistent basis.

                  "Government Obligations" means securities which are (i) direct obligations of the United States of America, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

                  "Notes" has the meaning specified in Section 2.1 hereof.

                  "Secured Debt" means Debt secured by an Encumbrance.

                  "Significant Subsidiary" has the meaning ascribed to such term in Regulation S-X promulgated under the Securities Act of 1933, as amended.

                  "Total Assets" as of any date means the sum of (i) the Undepreciated Real Estate Assets and (ii) all other assets of the Company and its Subsidiaries determined in accordance with GAAP (but excluding accounts receivable and intangibles).

                  "Total Unencumbered Assets" means the sum of (i) those Undepreciated Real Estate Assets not subject to an Encumbrance for borrowed money and (ii) all other assets of the Company and its Subsidiaries not subject to an Encumbrance for borrowed money, determined in accordance with GAAP (but excluding accounts receivable and intangibles).

                  "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

                  "Unsecured Debt" means Debt which is not secured by any Encumbrance upon any of the properties of the Company or any Subsidiary.


                                   ARTICLE TWO

                               THE SERIES OF NOTES

         SECTION 2.1.  Title of the Securities.

         There shall be a series of Securities designated the "6.95% Notes due 2002" (the "Notes").

         SECTION 2.2.  Limitation on Aggregate Principal Amount.

         The aggregate principal amount of the Notes shall be limited to $125,000,000, and, except as provided in this Section and in Section 306 of the Indenture, the Company shall not execute and the Trustee shall not authenticate or deliver Notes in excess of such aggregate principal amount. The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

         Nothing contained in this Section 2.2 or elsewhere in this Supplemental Indenture, or in the Notes, is intended to or shall limit execution by the Company or authentication or delivery by the Trustee of Notes under the circumstances contemplated by Sections 303, 304, 305, 306, 905 and 1107 of the Indenture.

         SECTION 2.3.  Interest and Interest Rates; Maturity Date of Notes.

         The Notes will bear interest at a rate of 6.95% per annum from June 10, 1998 or from the immediately preceding Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually in arrears on June 15 and December 15 of each year, commencing December 15, 1998 (each, an "Interest Payment Date"), to the Person in whose name such Note is registered at the close of business on June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each, a "Regular Record Date"). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest so payable on any Note which is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Person in whose name such Note is registered on the relevant Regular Record Date, and such Defaulted Interest shall instead be payable to the Person in whose name such Note is registered on the Special Record Date or other specified date determined in accordance with the Indenture.

         If any Interest Payment Date or Maturity falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be.

         The Notes will mature on June 15, 2002.

         SECTION 2.4.  Limitations on Incurrence of Debt.

         (a) The Company will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of Adjusted Total Assets.

          (b) In addition to the limitation set forth in subsection (a) of this Section 2.4, the Company will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5x, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by the Company and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (ii) the repayment or retirement of any other Debt by the Company and its Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt since the first day of such four-quarter period); (iii) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and (iv) in the case of any acquisition or disposition by the Company or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

         (c) In addition to the limitations set forth in subsections (a) and (b) of this Section 2.4, the Company will not, and will not permit any Subsidiary to, incur any Secured Debt if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Secured Debt of the Company and its Subsidiaries on a consolidated basis is greater than 40% of Adjusted Total Assets.

         (d)   The Company and its Subsidiaries will maintain Total
Unencumbered Assets of not less than 200% of the aggregate outstanding principal amount of the Unsecured Debt of the Company and its Subsidiaries on a consolidated basis.

         (e) For purposes of this Section 2.4, Debt shall be deemed to be "incurred" by the Company or a Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

         SECTION 2.5.  Redemption.

         The Notes are not subject to redemption prior to maturity.

         SECTION 2.6.  Places of Payment.

         The Places of Payment where the Notes may be presented or surrendered for payment, where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the Notes and the Indenture may be served shall be at the office of the Trustee located at NBD Bank, 611 Woodward Avenue, Detroit, Michigan 48226 Attention:
Corporate Trust Department.

         SECTION 2.7.  Method of Payment.

         For so long as the Notes are issued in the form of Global Debt Securities, payment of principal of and interest on such Notes will be made through the Depositary for such Debt Securities. In the event the Notes are issued in definitive form, or the Depositary with respect to any Global Debt Securities is unable to effect payment of principal and interest on such Notes, payment of principal and interest on such Notes will be made at the office or agency of the Trustee maintained for such purpose. In either case, payment of the principal of and interest on the Notes will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payments of principal and interest on the Notes (other than payments of principal and interest due at Maturity) may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto located within the United States.

         SECTION 2.8.  Currency.

         Principal and interest on the Notes shall be payable in U.S. Dollars.

         SECTION 2.9.  Registered Securities; Global Form.

         The Notes shall be issuable and transferable in fully registered form as Registered Debt Securities, without coupons. The Notes shall each be issued in the form of one or more permanent Global Debt Securities. The Depository for the Notes shall be The Depository Trust Company ("DTC"). The Notes shall not be issuable in definitive form except as provided in Section 305 of the Indenture.

         SECTION 2.10.  Form of Notes.

         The Notes shall be substantially in the form attached as Exhibit A hereto.

         SECTION 2.11.  Registrar and Paying Agent.

         The Trustee shall initially serve as the Debt Securities Registrar and Paying Agent for the Notes.

         SECTION 2.12.   Events of Default

         The provisions of clauses (5) and (6) of Section 501 of the Indenture as applicable with respect to the Notes shall be deemed to be amended and restated in its entirety to read as follows:

                  (5) a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator or other similar official shall take possession of the Company or any Significant Subsidiary or any substantial part of its property without its consent, or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company or any Significant Subsidiary in an involuntary case under the Federal Bankruptcy Code or any other applicable Federal or State law, or appointing a receiver, liquidator, custodian, assignee, trustee, sequestrator, conservator, or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such possession, decree or order unstayed and in effect for a period of 60 consecutive days; or
                   (6) the commencement by the Company or any Significant Subsidiary of a voluntary case under the Federal Bankruptcy Code or any other applicable Federal or State law, or the consent by either of the foregoing to the entry of an order for relief in an involuntary case under any such law, or the consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator or other similar official or of any substantial part of its property, or the making of an assignment for the benefit of creditors; or

         The provisions of Section 501 of the Indenture as applicable with respect to the Notes shall be further deemed to be amended by renumbering existing clause (7) to be clause (9) and by adding the following new clauses (7) and (8):

                  (7) default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor), having an aggregate principal amount outstanding of at least $10,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Notes a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

                  (8) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against the Company or any of its Subsidiaries in an aggregate amount (excluding amounts covered by insurance) in excess of $10,000,000 and such judgements, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount (excluding amounts covered by insurance) in excess of $10,000,000 for a period of 30 consecutive days; or

         SECTION 2.13.  Acceleration of Maturity; Rescission and Annulment.

         The provisions of the first paragraph of Section 502 of the Indenture as applicable with respect to the Notes shall be deemed to be amended and restated in their entirety to read as follows:

         If an Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal (or, if any Debt Securities are Original Issue Discount Securities), such portion of the principal as may be specified in the terms thereof) of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable. If an Event of Default with respect to the Notes set forth in Section 501(6) of the Indenture occurs and is continuing, then in every such case all the Notes shall become immediately due and payable, without notice to the Company, at the principal amount thereof (or, if any Notes are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) plus accrued interest to the date the Notes are paid.

         SECTION 2.14.  Provision of Financial Information.

         Whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13 or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject.

         The Company will also in any event (x) within 15 days after each Required Filing Date (i) if the Company is not then subject to Section 13 or 15(d) of the Exchange Act, transmit by mail to all Holders, as their names and addresses appear in the Debt Securities Register, without cost to such Holders, copies of the annual reports and quarterly reports which the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections, and (ii) file with the Trustee copies of annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder.

         SECTION 2.15.  Additional Covenant; Waiver of Certain Covenants.

         (a) The following Section 1008 shall be added to Article Ten of the
Indenture:

                  SECTION 1008. EXISTENCE. Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, all material rights (by articles of incorporation, by-laws and statute) and material franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

                   (b) Notwithstanding the provisions of Section 1005 of the Indenture, the Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1004 and Sections 1006 to 1008, inclusive, of the Indenture, with Sections 2.4 and 2.14 of this Supplemental Indenture and with any other term, provision or condition with respect to the Notes (except any such term, provision or condition which could not be amended without the consent of all Holders of the Notes), if before or after the time for such compliance the Holders of at least a majority in principal amount of all outstanding Notes or such series thereof, as applicable, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition. Except to the extent so expressly waived, and until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

         SECTION 2.16. Defeasance and Covenant Defeasance.

         Pursuant to Section 301 of the Indenture, the Company elects that the provisions of Section 1501(a) and 1501 (b) shall apply to this Supplemental Indenture and the Notes and for purposes of a Covenant Defeasance under Section 1503, shall include a release from the obligations of the Company under Sections
2.4 and 2.14 of this Supplemental Indenture.

                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

         SECTION 3.1.  Ratification of Indenture.

         Except as expressly modified or amended hereby, the Indenture continues in full force and effect and is in all respects confirmed and preserved.

         SECTION 3.2.  Governing Law.

         This Supplemental Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions.

         SECTION 3.3.  Counterparts.

         This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first written above.


                                                OMEGA HEALTHCARE INVESTORS, INC.



                                                By     /s/ David A. Stover
                                                   -----------------------------
                                                David A. Stover
                                                Vice President


                                                NBD BANK, as Trustee



                                                By:    /s/ J. Michael Banas
                                                    ---------------------------
                                                J. Michael Banas
                                                              Vice President


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



                       EXHIBIT A TO SUPPLEMENTAL INDENTURE

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), 55 WATER STREET, NEW YORK, NEW YORK, TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING SET FORTH IN THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE OF DTC. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ITS NOMINEE TO A SUCCESSOR DEPOSITORY OR ITS NOMINEE.

Registered No. 1                                   PRINCIPAL AMOUNT
CUSIP No.:  681936 AK 6                            $125,000,000

                        OMEGA HEALTHCARE INVESTORS, INC.

                              6.95% NOTE DUE 2002


         OMEGA HEALTHCARE INVESTORS, INC., a corporation duly organized and existing under the laws of the State of Maryland (herein referred to as the "Company" which term shall include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, upon presentation, the principal sum of ONE HUNDRED TWENTY FIVE MILLION DOLLARS on June 15, 2002 and to pay interest on the outstanding principal amount thereon from June 10, 1998, or from the immediately preceding Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on June 15 and December 15 in each year, commencing December 15, 1998, at the rate of 6.95% per annum, until the entire principal hereof is paid or made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such


Regular Record Date, and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Securities not more than 15 days and not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of and interest on this Security will be made at the office or agency maintained for that purpose in the City of New York, New York, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payments of principal and interest on the Notes (other than payments of principal and interest due at Maturity) may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account of the Person entitled thereto located within the United States.

         Securities of this series are one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of August 27, 1997, as supplemented by Supplemental Indenture No. 1, dated as of June 1, 1998 (as so supplemented, herein called the "Indenture"), between the Company and NBD Bank (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are authenticated and delivered. This Security is one of the series designated in the first page thereof, limited in aggregate principal amount to $125,000,000.

         Securities of this series are not subject to redemption prior to maturity.

         The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security, and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Security.

         If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series of Securities then Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any Place of Payment where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debt Securities Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in the form of one or more Global Debt Securities (except as otherwise permitted in Section 3.5 of the Indenture) in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
         No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Security, or because of any indebtedness evidenced hereby or thereby, shall be had against any past, present or future shareholder, employee, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Security by the Holder thereof and as part of the consideration for the issue of the Securities of this series.

         All capitalized terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THE INDENTURE AND THE SECURITIES, INCLUDING THIS SECURITY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused "CUSIP" numbers to be printed on the Securities of this series as a convenience to the Holders of such Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, OMEGA HEALTHCARE INVESTORS, INC. has caused this instrument to be duly executed under its corporate seal.

Dated:  June 10, 1998                           OMEGA HEALTHCARE INVESTORS, INC.


                                                By:      /s/ David A. Stover
                                                     -------------------------
                                                          David A. Stover
                                                          Vice President


[Corporate Seal]


Attest:


/s/ Susan A. Kovach
-----------------------------
Susan A. Kovach
Secretary


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                                     NBD BANK, as Trustee



                                                     By:   /s/ J. Michael Banas
                                                        -----------------------
                                                              J. Michael Banas
                                                              Vice President

                                 ASSIGNMENT FORM

                   FOR VALUE RECEIVED, the undersigned hereby
                        sells, assigns and transfers unto

PLEASE INSERT SOCIAL
SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE


--------------------------------------------------
                                         . . . . . . . . . . . . . . . . . . .



 .  .  .  .  . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . .

              (Please Print or Typewrite Name and Address including
                              Zip Code of Assignee)

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
the within Security of Omega Healthcare Investors, Inc. and hereby does irrevocably constitute and appoint

 . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Attorney
to transfer said Security on the books of the within-named Company with full power of substitution in the premises.

Dated:    . . . . . . . . . .     . . . . .      . . . . . . . . . . . . . . . .

                                                 . . . . . . . . . . . . . . . .
                                                 MEDALLION SIGNATURE GUARANTEE


NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Security in every particular, without alteration or enlargement or any change whatever.


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